EXHIBIT 2

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

SOFTVEST, LP

	By:	SoftVest GP I, LLC its general partner
Date: March 15, 2019
	By:	/s/ Eric L. Oliver
		Name:	Eric L. Oliver
		Title:	President

SOFTVEST ADVISORS, LLC

Date: March 15, 2019
	By:	/s/ Eric L. Oliver
		Name:	Eric L. Oliver
		Title:	President

ERIC L. OLIVER

Date: March 15, 2019
	By:	/s/ Eric L. Oliver

ART-FGT FAMILY PARTNERS LIMITED

	By:	Tessler FMC LLC, its general partner

Date: March 15, 2019
	By:	/s/ Andrea Tessler
		Name:	Andrea Tessler
		Title:	Manager

TESSLER FAMILY LIMITED PARTNERSHIP

	By:	Apres Vous LLC, its general partner
Date: March 15, 2019
	By:	/s/ Andrea Tessler
		Name:	Andrea Tessler
		Title:	Manager

Allan R. Tessler

Date: March 15, 2019
	By:	/s/ Allan R. Tessler